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                        BAY APARTMENT COMMUNITIES, INC.
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               (Name of Registrant as Specified In Its Charter)

                        BAY APARTMENT COMMUNITIES, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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            [LETTERHEAD OF BAY APARTMENT COMMUNITIES APPEARS HERE]


                                                  June 2, 1998


Ms. Jill Lyons
Institutional Shareholder Services

     Re:  Bay Apartment Communities, Inc.
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Dear Jill:

     I am writing to confirm our earlier discussions regarding certain corporate governance matters in connection with the Bay Apartment Communities 1998 Annual Meeting of Stockholders to be held on Thursday, June 4, 1998. You have pointed out that ISS has concerns regarding certain corporate governance provisions that will be included in Bay's charter after the merger with Avalon Properties Inc. These charter provisions relate to three issues: the directors' ability to expand the size of the board of directors, the stockholders' inability to remove directors without cause, and the number of authorized shares of common stock. As we have previously discussed, Bay believes that it has taken a balanced approach to stockholder concerns in the proposed charter. However, in light of the issues you have raised, we feel that it is important to make sure that our stockholders agree with the approach we have taken. For this reason Bay's Board of Directors has agreed to take the following actions.

     Immediately following the merger, the Board of Directors will amend the bylaws of Bay to provide that the maximum number of directors will not exceed 15 and to provide that the bylaw provision may not be amended without a stockholder vote. In addition, the Board of Directors will hold a special meeting of the stockholders no later than September 30, 1998 for the purpose of voting on two amendments to the charter. The first amendment will eliminate the "for cause" provision relating to the removal of directors. The second amendment will limit the maximum number of authorized shares of common stock to 140,000,000 shares.

     Bay has worked hard to maintain its reputation as a stockholder friendly company. It is our goal to maintain that reputation by submitting these matters for stockholder approval at a special meeting.

                                    Sincerely,

                                    /s/ Gilbert G. Meyer
                                    Gilbert G. Meyer
                                    Chief Executive Officer and President